10.4  Personal Management Agreement - Patrick Williams - PatMoe

                       SKREEM ENTERTAINMENT CORPORATION
                               11637 Orpington St.
                             Orlando, Florida 32817

                                                         Dated:  January 6, 2005
To:
Patrick Williams
aka/pka PATMOE

                          PERSONAL MANAGEMENT AGREEMENT

This letter will confirm our agreement as follows:

1.       ENGAGEMENT

     Patrick Williams (aka/pka "PATMOE"), (hereinafter referred to as "you") hereby engages SKREEM ENTERTAINMENT CORP. (hereinafter referred to as "we" or "us", as the context may require) and we hereby accept the engagement as your sole and exclusive personal management company in connection with all your activities in the entertainment industries throughout the world, including but not limited to your services as a musician, songwriter, producer, actor, publisher, packager or performer in any medium now known or hereafter devised.

2. TERM

     The term of this agreement shall be for an initial period of five (5) years (the "initial period"), commencing on the date hereinabove written. If, during the initial period, you or we secure a contract with a major record company or a national distributor for the national distribution of phonograph recordings containing your musical performances, the term of this agreement shall be automatically extended for an additional period of five (5) years.

3. DUTIES AND AUTHORITY OF MANAGEMENT COMPANY

         We agree to provide you with our advice, counsel, direction and knowledge relating to your career in the entertainment industries. Among other things, we agree to advise, counsel and direct you with respect to the following matters:

         A. To represent you and act as your advisor in matters of policy and career decisions relating to your entertainment career as well as with regard to general practices in the entertainment industry;

         B. To advise you as to your professional engagements, and to consult with employers engaging your services in an effort to assure the proper use of your services;

         C. To consult with any booking agents whom you may employ from time to time.

         D. To advise and counsel you in respect to the proper format and setting for presentation of your artistic talents; (and in the determination of the proper style, mood, setting, business and characterization with your talents);

           E. To advise you about and to approve and authorize any publicity, press and advertising as well as the use of your name, photograph, likeness, voice sound effects, caricatures and literary, artistic and musical materials for the purposes of advertising and publicity and in the promotion and advertising of products and services;

         F. To execute for you, in your name and/or on your behalf, any agreements and other documents for your services, talents and/or artistic, literary and musical materials;

         G. To collect and receive compensation or other income or payments payable to you for forwarding to you or your business manager;

         H. To perform, wherever and whenever possible and whenever called upon, such other functions as may be consistent with the aforesaid;

         I. To exclusively sell, market, license and/or negotiate all of your media deals and productions in all markets throughout the world, including music, audio, television, home video, film, merchandising, licensing, publishing, print media, music publishing and live performance rights;

     J. To act as your true and lawful attorney-in-fact to sign, execute, and deliver any and all pre-approved contracts in your name (it being expressly agreed and understood that we shall not have the authority to commit you to commercial endorsements or product sponsorships without your consent); to approve all photographs and publicity materials; to accept and collect any and all bills of exchange, checks, notes and compensation as your said attorney in demand, sue for, collect, recover, and receive all goods, claims, money interest or other items that may be due to you or belong to you; and to make, execute and deliver receipts, release and other discharges therefore under sale or otherwise and to defend, settle, adjust, compound, submit to arbitration and compromise, all actions, suits, accounts, reckoning, claims and demands whatsoever that are or shall be pending in such manner and in all respects as we in our reasonable business judgment shall deem advisable, and without in any way limiting the foregoing, generally to do, execute and perform any other act, deed or thing whatsoever that reasonably ought to be done, executed and performed of any and every nature and kind as fully and effectively as you could do if personally present; and you hereby ratify and affirm all acts performed by us by virtue of this power of attorney.

         K. Without limiting the generality of the foregoing, we shall, for example, perform services with regard to the selections and maintenance of your wardrobe, costuming and musical equipment; assistance in the handling of travel arrangements; assistance in the coordination of performances and tours including assistance with publicity and promotion, staging, lighting, equipment set-up, hotel accommodations, assistance with respect to your relationships with any employers, including concert promoters, record companies, music publishers, record producers, musicians, stage crew, union representatives, attorneys, accountants and other persons from whom services or assistance is required or desirable.

5.       COMPENSATION

A.   Percentage Arrangement

Since the nature and extent of the success or failure of your career cannot be predetermined, it is our mutual desire that the compensation to be paid to us be determined in such a manner that we accept the risk of failure and likewise benefit to the extent of your success. Accordingly, you agree to pay us a sum equivalent to twenty (20%) percent of any and all gross compensation earned, received or acquired by you, directly or indirectly, as a result of your activities in the entertainment industry.

         B.       Nature of Gross Compensation

     The term "gross compensation" shall include, without limitation; salaries, earnings, fees, royalties, residuals, repeat and/or re-run fees, bonuses, shares of profit, shares of stock, gifts, partnership interests, percentages and the total amount paid for a package television or radio program (live or recorded), motion picture or other entertainment package, any and all sums resulting from your activities (and from the activities of any "controlled entities", as defined in section 5 (F), below) in the entertainment industries and uses of the results and proceeds thereof, payments for termination of your activities, payments to refrain from any such activities and payments in connection with the settlement or other disposition of any dispute concerning said activities, which are earned or received, directly or indirectly, by you or your heirs, executors, administrators or assigns, or by any other person, firm or corporation on your behalf without deduction of any nature or sort.

     As to the proceeds of any motion picture, phonograph record, film, tape, wire, transcriptions, recording or other reproduction or result of your activities in the entertainment industries which is created in whole and released during the term hereof, our commission shall continue for so long as any of the same are used, sold, leased or otherwise exploited, whether during or after the term hereof.

     In the event you receive, as all or part of your compensation for activities hereunder, stock or the right to buy stock in any corporation, or you become the packager or owner of all or part of rights in any entertainment property, whether as individual proprietor, stockholder, partner, joint venture or otherwise, our percentage shall apply to your said stock, right to buy stock, individual proprietorship, partnership, joint venture or other form of interest, and we shall be entitled to our percentage share thereof. Should you be required to make any payment for such interest, we will pay our percentage share of such payment, unless we do not want our percentage share thereof.

     Notwithstanding the above, while artist advances and/or overages paid to you by record companies and/or television or film/video producers are included in "gross compensation", the actual costs of recording, the actual costs of production, the production costs of any promotional videos and/or any tour support amounts advanced by such entities are excluded from the definition of "gross compensation" hereunder and shall not be subject to commission by us. Likewise, the actual costs of staging or producing live or televised or filmed performances which do not result in personal income to you shall not be commissionable by us.

     We shall receive the foregoing compensation whether or not any engagements, contracts and agreements or income producing activities shall have been procured by you as a result of our advice, consultation or other efforts and whether or not the term of said employment, engagement, contract, agreement or income producing activity shall be effective or continue before, during or after the term of this agreement, provided that you earn gross compensation with respect thereto during the time periods set forth in clauses 5 (c) (ii) and (iii), herein below.

         C.       Scope of Activities Subject to Commission

         Gross compensation shall be deemed the result of your activities in the entertainment industries if such gross compensation is earned, received or acquired by you during the term of this agreement or during any and all extensions thereof, or if such gross compensation accrues after the term of this agreement as a result of any employment performed during this agreement or if such gross compensation is the result of:

         (i) Any and all contracts, engagements and commitments now in existence;

         (ii) Any and all contracts, engagements and commitments entered into or substantially negotiated during the term thereof;

         (iii) Any and all extensions, additions, substitutions, renewals, replacements, modifications and amendments of or for all contracts, engagements and commitments referred to in (i) and (ii) above; and any resumption's of such engagements, contracts and commitments which may have been discontinued during the term hereof and resumed within one (1) year thereafter;

         (iv) Any and all judgments, awards, settlements, payments, damages and proceeds or arbitration proceedings arising out of any alleged breach or non-performance by others or any of the contracts, engagements, commitments, or other agreements referred to in (i), (ii), and (iii) above.

         D. Activities Not Subject to Commission

         Notwithstanding anything to the contrary stated in paragraph C, including its subparagraphs, compensation you receive from songwriter publishing income (so long as Manager or Manager's related entity is the publisher of such songs) and live engagements promoted by Manager's related entities shall not be considered "Gross Compensation" commissionable by Manager under this Agreement, as more fully described in paragraph 9, below.

         E.       Time of Payment

         It is expressly agreed and understood that during the term of this agreement and any extensions thereof, we (and our assigns) shall have the exclusive right and authority, on your behalf, to receive your gross compensation from your activities in the entertainment industry. Upon our receipt of such gross compensation, we shall remit the entire amount due to you (minus commissions or expenses due us) or your authorized business manager within fifteen (15) days after our receipt thereof.

         In the event you receive gross compensation directly from any employer or purchaser of your services in the entertainment industry, payments due us hereunder shall be payable to us within ten (10) days after your receipt of the same. Gross compensation shall be deemed to have been received by you, and we shall receive our commission thereof, if such gross income is received, directly or indirectly, by you or by any other party or entity for you or on your behalf, or by any party or entity which furnished your services.

         F.       Controlled Entities

     You will cause any corporation, partnership, trust or other business entity which you now own or control or may hereafter own or control (including any musical "group" in which you are a member or featured performer) in or in which you have a direct or indirect interest of any nature or sort or which is directly or indirectly controlled by you or under the common control of you and others (hereinafter "firm") and which firm has a right to any of your services, to enter into an agreement with us on the same terms and conditions as contained in this agreement, and you agree that all gross compensation directly or indirectly earned or received by such firm in connection with your activities in the entertainment industries shall be subject to our commission hereunder. Any agreement with such firm shall provide that such firm has a right to furnish your services on the terms and conditions set forth in this contract and the firm shall become a party to this contract. You shall personally guarantee the obligations of any such firm.

         G.       Scope of Entertainment Industry

     As used herein, the term "entertainment industries" shall include, without limitation, any and all aspects of the entertainment, amusement, music, recording, television, motion picture, nightclub, concert, and theatrical industries, and shall also include any and all forms of advertising, merchandising, endorsements, or other exploitations using your name, photograph, voice, sound effects, likeness, caricatures, talents or materials. The term "activities" shall include, without limitation, your activities in any capacity whatsoever in the entertainment industries, whether as a live performer, recording artist, musician, singer, songwriter, publisher, arranger, packager, owner of entertainment packages, actor, producer, author, director, cameraman, technician, consultant or otherwise, and shall also include the use of your name, voice likeness and biography as aforesaid.

6.       EXPENSES

     All expenses other than our normal office expenses, actually incurred by us on your behalf, including, without limitation, long distance telephone calls, messenger fees, reasonable travel expenses, promotion and publicity expenses approved by you, and any other disbursements attributable to you shall be paid by you and/or reimbursed by you if we initially advance the funds for said expenses. In the event our presence is required outside of our normal place of business you agree that you will pay and/or reimburse our expenses, including reasonable travel expenses, reasonable living accommodations and requirements. We will make available to you, upon your request, invoices and/or itemized expense statements with respect to the expenses we incur.

7.       ACCOUNTING

     Within ninety (90) days after either of us receives funds, we shall remit to the other a written accounting statement setting forth all gross compensation received, specifying the source thereof and any deductions there from and accompanied by payment.

     Each of us agrees that our respective representatives may examine the books and records of the other (during reasonable business hours, upon reasonable notice) to ascertain all amounts due either of us.

8.       LOANS/ADVANCES/INTEREST

         We are not required to make any loans or advances to you. In the event that we do make loans or advances to you, you shall promptly repay them to us and you hereby authorize us to deduct the amounts of said loans or advances from any funds we receive.

9. CONFLICTS OF INTEREST/ACTIVITIES NOT SUBJECT TO MANAGEMENT COMMISSIONS

         From time to time during the term of this agreement, other persons or entities owned and/or controlled, directly or indirectly by us or our partners, shareholders, officers, directors, and employees, whether acting alone or in association with others, may package an entertainment program in which you are employed as an artist, or may act as the entrepreneur or promoter of an entertainment program in which you are employed as an artist, or may employ you in connection with the creation of literary or musical works. Such activity on our part shall not be or deemed a breach of this agreement or of our fiduciary obligations and duties to you, and shall not in any way affect our right to commissions hereunder in all instances not covered by the following exceptions.

         We shall not be entitled to commissions from you in connection with any gross compensation derived by you:

         A. From any employment or agreement under which you are employed by us or by any person, firm or corporation owned or controlled by us, or by our partners, shareholders, officers, directors or employees, whether we (or such person, firm or corporation or such partners, shareholders, officers, directors or employees) are acting as (i) the package agent for the entertainment program in which you are so employed or (ii) your music or literary publisher (as referenced by the "Music Publishing Agreement" between you and us dated January 6, 2005.

         B. From the sale, license or grant of any literary or musical rights to us or any person, firm or corporation owned or controlled by us.

         Nothing contained herein, however, shall be construed to excuse you from the payment of commissions upon gross compensation derived by you from your employment or any sale, license or grant of rights in connection with any entertainment program, phonograph record or other matter merely because we or any of our partners, shareholders, officers, directors or employees are also employed in connection therewith as a producer, director, conductor, or in some other management or supervisory capacity, but not as your employer, grantee or licensee.

         Further, in the event that either the aforesaid "Music Publishing Agreement", or the "Exclusive Artist Recording Agreement", or both, for whatever reason, are no longer in effect during the term of this agreement, and you enter into an agreement with another Music Publisher or Record Company during the term of this agreement, ("Successor Agreements"), any fees or royalties paid to you pursuant to such "Successor Agreements" which would be commissionable to us shall be included in the computation of your "Gross Compensation" for purposes of determining our commissions hereunder.

10.      INDEMNITY

         In the event that you do not fulfill or cause to be fulfilled any agreement or obligation undertaken by you, you agree to indemnify and hold us harmless from any claims, demands, actions, judgments and awards against us by third parties in connection with such non-fulfillment. It is agreed that we will not be held liable or responsible for any breach of contract or act or omission on the part of any person, firm or corporation with respect to any engagement or agreement concerning your services.

11.      SUSPENSION

         We shall have the right, at our election, to suspend the operation of this contract if for any reason whatsoever you are unable or unwilling to render your services in the entertainment industries. Such suspension shall commence upon written notice to you and shall last for the duration of any period of time equal to the duration of such suspension, and shall be added to the term of this contract. In addition, if you fail to render your services in the entertainment industries as aforesaid then we may, in addition to other remedies provided for herein, terminate this contract upon written notice to you.

12. LIFE INSURANCE

         We shall have the right during the term hereof to obtain life insurance on your life at our sole cost and expense, with us being the sole beneficiary thereof. You agree to fully cooperate in connection with the obtaining of the same and to submit to a physical examination and complete any and all documents necessary or desirable in respect thereof. You hereby acknowledge that neither you nor your estate shall have any right to claim the benefits of any such policy obtained by us.

13. MANAGEMENT COMPANY'S SERVICES NON-EXCLUSIVE

         You acknowledge that our services hereunder are not exclusive to you and that we may perform the same or similar services for others as well as engage in other activities during the term of this agreement or any renewal or extension thereof. Further, it is understood that we execute this agreement as an independent contractor, not as an employee of you.


15. COMPLIANCE WITH LAWS/MORALS

         During the term of this agreement, you shall observe and comply with all federal, state and local laws, ordinances, rules and regulations, including but not limited to, those laws prohibiting use/sale of controlled substances. Additionally, you agree not to commit any act which shall subject us, our officers, employees, assigns or yourself to public ridicule, humiliation or disrepute. Failure by you to comply with the provisions of this paragraph shall give us the right to immediately terminate this agreement.

16. ARBITRATION OF DISPUTES

         In the event of any dispute under or relating to the terms of this agreement, or the breach, validity, or legality thereof, it is agreed that the same shall be submitted to arbitration to the American Arbitration Association in Orlando, Orange County, Florida (for so long as our principal place of business remains in Orange County, Florida), and in accordance with the rules promulgated by the said association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event we move our principal place of business from Orange County, Florida, you and we shall negotiate in good faith as to the venue for arbitration, but if we cannot agree, venue shall remain in Orlando, Orange County, Florida. This arbitration provision shall remain in full force and effect notwithstanding the nature of any claim or defense hereunder.

17.      ASSIGNMENT

         We shall have the right to assign this agreement to any other corporation or partnership or proprietorship in which any of the proprietors of our company actively participate in the business.

18. RIGHT TO SECURE INDEPENDENT LEGAL COUNSEL

         You represent and warrant that you have been advised of your right to seek legal counsel of your own choosing in connection with the negotiation and execution of this agreement.

19. MANAGEMENT COMPANY NOT AN "EMPLOYMENT AGENCY" OR "TALENT
         AGENCY"

         We have advised you, and it is clearly understood, that we are not any employment agency, talent agency or theatrical agency, and that we are active solely as a personal manager company, and that we are not licensed as a "talent agency" or "booking agency" under the laws of the State of Florida or any other jurisdiction. We have at all times advised you that we are not licensed to seek, procure, or obtain employment or engagements for you, and we do not agree to do so; we have made no representations to you, either oral or written, to the contrary, and you acknowledge that we are not obligated, authorized, licensed or expected to do so.

20. WARRANTIES AND REPRESENTATIONS

         You warrant, represent and agree that you are over the age of eighteen
(18) years, that you have not heretofore made and will not hereafter make any engagement, commitment or agreement with any person, firm or corporation which will, can or may interfere with your full and faithful performance of the covenants, terms and conditions of this agreement to be performed by you or interfere with our full enjoyment of our rights and privileges hereunder.

21.      NOTICES

         All notices hereunder shall be delivered by personal service or sent by prepaid telegram or cablegram, or by certified or registered mail, return receipt requested, postage prepaid, and if to us, shall be sent to the address above and if to you, shall be sent to the addresses on the first page unless you and we notify each other as provided herein that notices should be sent to a different address. The date of mailing or telegraphing or in the case of personal service, the date of delivery, shall be deemed the date of the giving of said notice except notice of change of address which shall be effective only upon actual receipt thereof.

22.      MISCELLANEOUS

     A. This agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof. You and we acknowledge that we have had preliminary discussions concerning this agreement. We each understand that all such discussions and the hopes expressed in such discussions are not binding hereunder unless expressly stated in this agreement. This agreement is the only agreement of the parties and there is no collateral agreement (oral or written) between the parties in any manner relating to the subject matter hereof. No modification, amendment, waiver, termination, or discharge of this agreement or any of the terms or provisions thereof shall be binding upon either of us unless confirmed by a written instrument signed by you and by us. No waiver by either of us of any term or provision of this agreement or of any default hereunder shall affect our respective rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

         B. If any provision of this agreement shall be held void, invalid or inoperative, no other provisions of this contract shall be affected as a result thereof, and, accordingly, the remaining provisions of this agreement shall remain in full force and effect as though such void, invalid or inoperative provision had not been contained herein. In the event this entire agreement is for any reason deemed to be invalid, illegal, or unenforceable, we shall be entitled to the reasonable value of our services and to retain all compensation paid to us hereunder as the reasonable value of said services.

         C. We shall not be deemed to be in breach of any of our obligations hereunder unless and until you shall have given us specific written notice by certified or registered mail, return receipt requested, of the nature of such breach, and we shall have failed to cure such breach within thirty (30) days after our receipt of such written notice.

         D. Nothing herein contained shall constitute a partnership or joint venture between you and us. Neither you nor we shall hold ourselves out contrary to the terms of this paragraph, and neither you nor we shall become liable for any representation, act or omission of the other contrary to the provisions hereof. This agreement shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted by us in writing to such third party.

         E. We shall not be required to travel or to meet with you at any particular place or places except in our discretion and following arrangements for costs and expenses of such travel as set forth herein.

         F. In the event of any action, suit, or proceeding arising from or based upon this agreement brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its reasonable attorney fees in connection therewith in addition to the costs of such action, suit or proceeding.

         G. Except as otherwise provided herein, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

         H. This agreement has been entered into in the State of Florida, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of Florida, applicable to contracts entered into and performed entirely within said State. Whenever there is any conflict between the provisions of this agreement, any present or future statute, law, ordinance or regulation, or rule or regulation of any union or guild, the latter shall prevail, but in such event the provisions of this agreement affected shall be curtailed or limited to the extent necessary to bring this agreement within the requirements of the said Law or regulation.

         I. This agreement shall not become effective until signed by you and countersigned by us.

         J. When the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

         K. Expiration of the term of this agreement shall not affect our right to payment with respect to this agreement in any way.

         L. We shall have the right to advertise and publicize our company as your personal management company.

         If the foregoing fully and accurately sets forth our understanding, please sign this agreement where indicated below, indicating acceptance to the terms set forth herein:

Very Truly Yours,

SKREEM ENTERTAINMENT CORP. Witnesses (As to Publisher):


---------------------------------              ------------------------------
By: Charles Camorata
As Its: President/CEO                          ______________________________


AGREED TO AND ACCEPTED:                        Witnesses (As to Writer)


------------------------------                 -----------------------------
Patrick Williams
SS:  ###-##-####                               _____________________________